Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131259) pertaining to the Caribou Coffee Company, Inc. and Affiliates 1994 Stock Awards Plan, 2001 Stock Incentive Plan, and 2005 Equity Incentive Plan of our report dated March 19, 2008, with respect to the consolidated financial statements and schedule of Caribou Coffee Company, Inc. and Affiliates, included in this Annual Report (Form 10-K) for the year ended December 30, 2007.
Ernst & Young LLP
Minneapolis, Minnesota
March 19, 2008